Exhibit 4.4

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of June 23, 2011, among PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as collateral trustee pursuant to that certain Collateral Trust Agreement (as defined below) (in such capacity, with its successors and assigns, and as more specifically defined below, the “Collateral Trust Representative”) for the Collateral Trust Secured Parties (as defined below), and each of the Grantors (as defined below) party hereto.

WHEREAS Goodman Networks Incorporated, a Texas corporation (“Company”), the ABL Representative and certain financial institutions and other entities are parties to the Amended and Restated Credit and Security Agreement dated as of the date hereof (as heretofore and hereafter amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, the “Existing ABL Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Grantors;

WHEREAS Company and Wells Fargo Bank, National Association, as trustee, are parties to that certain Indenture dated as of the date hereof pursuant to which Company shall issue 12.125% Senior Secured Notes due 2018 in an initial aggregate principal amount of $225,000,000 (as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, the “Existing Indenture”);

WHEREAS, Company has granted to the ABL Representative security interests in the ABL Collateral as security for payment and performance of the ABL Obligations (as defined below); and

WHEREAS, Company has granted to the Collateral Trust Representative security interests in the Collateral Trust Collateral as security for payment and performance of the Collateral Trust Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records and Supporting Obligations.

1.2. Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agreement” means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the ABL Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) provided that the Collateral Trust Representative and the ABL Representative shall have received on or prior to entry into any such other agreement or instrument referred to in this clause (c) (i) an officers’ certificate from Company stating that such other agreement or instrument is permitted by the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof), as applicable, or to the extent a consent is otherwise required to permit such other agreement or instrument under any Secured Debt Document (solely to the extent such Secured Debt Document is no more restrictive than the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof) as it relates to the Company’s and the other Grantors’ ability to incur such ABL Obligations) Company and each other Grantor have obtained the requisite consent and (ii) a Lien Sharing and Priority Confirmation Joinder from an authorized agent, trustee or other representative on behalf of the holders or lenders of any indebtedness under any such other agreement or instrument unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted at any time to any ABL Secured Party as security for any ABL Obligation (including, but not limited to, Accounts, Chattel Paper, Intellectual Property, Documents, General Intangibles, Instruments, Inventory, Investment Property, Letters of Credit and Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, cash or cash equivalents, Commercial Tort Claims, Equipment, Goods, and accessions to, substitutions for, and replacements, Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all other assets of each Grantor now or hereafter as set forth in the ABL Security Documents).

“ABL Creditors” means the “Lenders” as defined in the ABL Agreement.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Other Document” as defined in the ABL Agreement.

“ABL Guarantee” means any guarantee by any Grantor of any or all of the ABL Obligations.

“ABL Lien” means any Lien created, or intended to be created, pursuant to the ABL Security Documents.

“ABL Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations, (d) all Banking Services Obligations, (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents and (f) all other Obligations (as defined in the ABL

Agreement), in each case whether or not allowed or allowable in an Insolvency Proceeding; provided that the aggregate amount of ABL Principal Debt that constitutes ABL Obligations for purposes of this Agreement shall in no event exceed the ABL Principal Debt Cap. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Collateral Trust Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Collateral Trust Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Payment Date” means the first date on which (a) all ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), and (d) so long as the Collateral Trust Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Collateral Trust Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.

“ABL Principal Debt” means the principal amount of indebtedness for borrowed money and letters of credit incurred under the ABL Documents (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Company and its Subsidiaries thereunder).

“ABL Principal Debt Cap” means the greater of (x) $55,000,000 and (y) 15.0% of Consolidated Tangible Assets (as defined in the Existing Indenture as in effect on the date hereof).

“ABL Priority Collateral” means all Collateral consisting of the following:

(1) Accounts;

(2) Inventory;

(3) Instruments, Documents and Chattel Paper evidencing or substituted for the foregoing;

(4) all Deposit Accounts with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto), in each case, other than any Collateral Trust Collateral Proceeds Account (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(5) all Securities Accounts with any securities intermediary (including any and all Investment Property held therein or credited thereto);

(6) all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(7) to the extent not otherwise included, all Proceeds of ABL Collateral (including without limitation, all insurance proceeds), Supporting Obligations of ABL Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that, any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Existing ABL Agreement and this Agreement shall be treated as ABL Priority Collateral under this Agreement, the Collateral Trust Security Documents and the ABL Security Documents; provided, further, that any Collateral of the type that constitutes ABL Priority Collateral, if received in exchange for Collateral Trust Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Existing Indenture and this Agreement, shall be treated as Collateral Trust Priority Collateral under this Agreement, the Collateral Trust Security Documents and the ABL Security Documents; provided, further, that ABL Priority Collateral shall exclude, however, all Collateral Trust Priority Collateral (other than Collateral Trust Priority Collateral which is treated as ABL Priority Collateral as set forth in the first proviso above), it being understood and agreed that the ABL Secured Parties remain entitled to the benefit of their second priority Lien in any such Collateral; and, provided, further, however, that “ABL Priority Collateral” shall include proceeds from the disposition of any Collateral Trust Priority Collateral permitted by the ABL Agreement and the Collateral Trust Secured Debt Agreement to the extent such proceeds would otherwise constitute ABL Priority Collateral and are not required to be applied to the mandatory prepayment of the Collateral Trust Obligations pursuant to the Collateral Trust Documents (other than any proceeds directed to the Collateral Trust Collateral Proceeds Account), unless such proceeds arise from a disposition of Collateral Trust Priority Collateral resulting from any Enforcement Action taken by the Collateral Trust Secured Parties permitted by this Agreement.

“ABL Representative” has the meaning set forth in the introductory paragraph hereof or, in the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as such in the applicable Lien Sharing and Priority Confirmation Joinder.

“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means the ABL Agreement, any Other Document (as defined in the ABL Agreement) which creates or otherwise affects the rights of the ABL Secured Parties in the ABL Collateral, and any other documents that create Liens to secure the ABL Obligations.

“Access Period” means, with respect to each parcel or item of Collateral Trust Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the ABL Representative provides the Collateral Trust Representative with the notice of its election to request access to such parcel or item of Collateral Trust Priority Collateral pursuant to Section 3.4(c) and (b) the fifth Business Day after the Collateral Trust Representative provides the ABL Representative with notice that the Collateral Trust Representative (or its agent) has obtained possession or control of such parcel or item of Collateral Trust Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the ABL Representative initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Collateral Trust Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral associated with such parcel or item of Collateral Trust Priority Collateral is sold, collected or liquidated, (iii) the ABL Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Additional ABL Agreement” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 10.5(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, adjusted, waived, extended, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Existing Indenture, any Additional Collateral Trust Secured Debt Agreement nor any Replacement Collateral Trust Secured Debt Agreement shall constitute an Additional ABL Agreement at any time.

“Additional Collateral Trust Secured Debt Agreement” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 10.5(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, adjusted, waived, extended, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Existing ABL Agreement, any Additional ABL Agreement nor any Replacement ABL Agreement shall constitute an Additional Collateral Trust Secured Debt Agreement at any time.

“Banking Services Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any ABL Secured Party (or any of its affiliates) in respect of treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), credit card services, stored valued card services or other cash management services.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bond Guarantee” means any guarantee by any Grantor of any or all of the Collateral Trust Obligations.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means, collectively, all ABL Collateral and all Collateral Trust Collateral.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of the date hereof by and among each Grantor, Collateral Trust Representative and each Parity Lien Representative (as defined therein) from time to time party thereto, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Collateral Trust Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted to any Collateral Trust Secured Party as security for any Collateral Trust Obligation (including, but not limited to, Accounts, Chattel Paper, Intellectual Property, Documents, General Intangibles, Instruments, Inventory, Investment Property, Letters of Credit and Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, cash or cash equivalents, Commercial Tort Claims, Equipment, Goods, and accessions to, substitutions for, and replacements, Proceeds of Collateral Trust Collateral and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all other assets of each Grantor now or hereafter as set forth in the Collateral Trust Security Documents).

“Collateral Trust Collateral Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by the Company or any other Grantor or the Collateral Trust Representative or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Collateral Trust Priority Collateral that are required to be held in trust in such account or accounts pursuant to the terms of any Collateral Trust Document.

“Collateral Trust Creditors” means the “Parity Lien Secured Parties” as defined in the Collateral Trust Agreement.

“Collateral Trust DIP Financing” has the meaning set forth in Section 5.2(b).

“Collateral Trust Documents” means each Collateral Trust Secured Debt Agreement, each Collateral Trust Security Document, each Bond Guarantee and each other “Parity Lien Document” as defined in the Collateral Trust Agreement.

“Collateral Trust Lien” means any Lien created, or intended to be created, pursuant to the Collateral Trust Security Documents.

“Collateral Trust Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under any Collateral Trust Secured Debt Agreement or any Collateral Trust DIP Financing by the Collateral Trust Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Collateral Trust Secured Debt Agreement, (c) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Collateral Trust Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding and (d) all other Parity Lien Obligations (as defined in the Collateral Trust Agreement); provided that the aggregate amount of Collateral Trust Principal Debt that constitutes Collateral Trust Obligations for purposes of this Agreement shall in no event exceed the Collateral Trust Principal Debt Cap. To the extent any payment with respect to any Collateral Trust Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Collateral Trust Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Collateral Trust Obligations Payment Date” means the first date on which (a) all Collateral Trust Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Collateral Trust Documents have been terminated, and (c) so long as the ABL Obligations Payment Date shall not have occurred, the Collateral Trust Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Collateral Trust Secured Parties.

“Collateral Trust Principal Debt” means the principal amount of indebtedness for borrowed money and letters of credit incurred under the Collateral Trust Documents (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Company and its Subsidiaries thereunder).

“Collateral Trust Principal Debt Cap” means the Parity Lien Debt Cap as defined in the Existing Indenture (as in effect of the date hereof).

“Collateral Trust Priority Collateral” means all Collateral Trust Collateral (including, for the avoidance of doubt, each Collateral Trust Collateral Proceeds Account) other than ABL Priority Collateral.

“Collateral Trust Representative” has the meaning set forth in the introductory paragraph hereof or, in the case of any Replacement Collateral Trust Secured Debt Agreement, the Collateral Trust Representative shall be the Person identified as such in the applicable Lien Sharing and Priority Confirmation Joinder.

“Collateral Trust Secured Debt Agreement” means the collective reference to (a) the Existing Indenture, (b) any Additional Collateral Trust Secured Debt Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Indenture, any Additional Collateral Trust Secured Debt Agreement or any other agreement or instrument referred to in this clause (c) provided that the Collateral Trust Representative and the ABL Representative shall have received on or prior to entry into any such other agreement or instrument referred to in this clause (c) (i) an officers’ certificate from Company stating that such other agreement or instrument is permitted by the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof), as applicable, or to the extent a consent is otherwise required to permit such other agreement or instrument under any Secured Debt Document (solely to the extent such Secured Debt Document is no more restrictive than the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof) as it relates to the Company’s and the other Grantors’ ability to incur such Collateral Trust Obligations) Company and each other Grantor have obtained the requisite consent and (ii) a Lien Sharing and Priority Confirmation Joinder from an authorized agent, trustee or other representative on behalf of the holders or lenders of any indebtedness under any such other agreement or instrument unless such agreement or instrument expressly provides that it is not intended to be and is not a Collateral Trust Secured Debt Agreement hereunder (a “Replacement Collateral Trust Secured Debt Agreement”). Any reference to the Collateral Trust Secured Debt Agreement hereunder shall be deemed a reference to any Collateral Trust Secured Debt Agreement then extant.

“Collateral Trust Secured Parties” means the Collateral Trust Representative, the Collateral Trust Creditors and any other holders of the Collateral Trust Obligations.

“Collateral Trust Security Documents” means the “Parity Lien Security Documents” as defined in the Collateral Trust Agreement.

“Common Collateral” means, all Collateral that constitutes both ABL Collateral and Collateral Trust Collateral.

“Company” has the meaning set forth in the first WHEREAS clause above.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Grantor, as applicable.

“Copyright Licenses” means any and all agreements granting any right in, to or under Copyrights (whether a Grantor is licensee or licensor thereunder).

“Copyrights” means all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force, owned or used in the business of any Grantor, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Enforcement Action” means, with respect to the ABL Obligations or the Collateral Trust Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Collateral Trust Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing ABL Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Indenture” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Grantor” means Company and each direct or indirect affiliate or shareholder (or equivalent) of Company or any of its affiliates that is now or hereafter becomes a party to any ABL Document or Collateral Trust Document. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

“Insolvency Proceeding” means:

(a) any case commenced by or against Company or any other Grantor under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to Company or any other Grantor or any similar case or proceeding relative to Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of, or relating to, Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the ABL Documents and the Collateral Trust Documents;

(c) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to Company or any other Grantor or any of their respective assets;

(d) any other proceeding of any type or nature in which substantially all claims of creditors of Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims; or

(e) an analogous procedure or step in any jurisdiction.

“Intellectual Property” means, collectively, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses.

“Junior Collateral” shall mean with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” shall mean, collectively, with respect to any Junior Obligation, any provision pertaining to such Junior Obligation in any Secured Debt Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” shall mean (a) with respect to any ABL Priority Collateral, all Liens securing the Collateral Trust Obligations and (b) with respect to any Collateral Trust Priority Collateral, all Liens securing the ABL Obligations.

“Junior Obligations” shall mean (a) with respect to any ABL Priority Collateral, all Collateral Trust Obligations and (b) with respect to any Collateral Trust Priority Collateral, all ABL Obligations.

“Junior Representative” shall mean (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Collateral Trust Representative and (b) with respect to any Collateral Trust Obligations or any Collateral Trust Priority Collateral, the ABL Representative.

“Junior Secured Parties” shall mean (a) with respect to the ABL Priority Collateral, all Collateral Trust Secured Parties and (b) with respect to the Collateral Trust Priority Collateral, all ABL Secured Parties.

“Junior Security Documents” shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” means with respect to any Lien of the ABL Representative or Collateral Trust Representative in the Common Collateral, the order of priority of such Lien specified in Section 2.1.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Annex 2.

“Patent License” means all agreements granting any right in, to, or under Patents (whether any Grantor is licensee or licensor thereunder).

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, owned or used in the business of any Grantor, and with respect to any and all of the foregoing, (i) all applications therefore, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Priority Collateral” means the ABL Priority Collateral or the Collateral Trust Priority Collateral, as the context may require.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement”, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Replacement Collateral Trust Secured Debt Agreement” has the meaning set forth in the definition of “Collateral Trust Secured Debt Agreement”, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Secured Debt Documents” shall mean, collectively, the ABL Documents and the Collateral Trust Documents.

“Secured Obligations” shall mean the ABL Obligations and the Collateral Trust Obligations.

“Secured Parties” means the ABL Secured Parties and the Collateral Trust Secured Parties.

“Security Documents” means, collectively, the ABL Security Documents and the Collateral Trust Security Documents.

“Senior Collateral” shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Secured Debt Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” shall mean (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations and (b) with respect to the Collateral Trust Priority Collateral, all Liens securing the Collateral Trust Obligations.

“Senior Obligations” shall mean (a) with respect to any ABL Priority Collateral, all ABL Obligations and (b) with respect to any Collateral Trust Priority Collateral, all Collateral Trust Obligations.

“Senior Obligations Payment Date” shall mean (a) with respect to ABL Obligations, the ABL Obligations Payment Date and (b) with respect to any Collateral Trust Obligations, the Collateral Trust Obligations Payment Date.

“Senior Representative” shall mean (a) with respect to any ABL Priority Collateral, the ABL Representative and (b) with respect to any Collateral Trust Priority Collateral, the Collateral Trust Representative.

“Senior Secured Parties” shall mean (a) with respect to the ABL Priority Collateral, all ABL Secured Parties and (b) with respect to the Collateral Trust Priority Collateral, all Collateral Trust Secured Parties.

“Senior Security Documents” shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Swap Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any ABL Creditor (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Trade Secret Licenses” means any and all agreements granting any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Grantor, including with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future infringement thereof, (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademark Licenses” means any and all agreements granting any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder).

“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names,

Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, owned or used in the business of any Grantor, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Unasserted Contingent Obligations” shall mean, at any time, ABL Obligations or Collateral Trust Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Collateral Trust Obligation, as applicable, and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Collateral Trust Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.3 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priority.

2.1 Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a) any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b) any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2 Prohibition on Contesting Liens. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3 Nature of Obligations. Each of the Collateral Trust Representative, on behalf of itself and the other Collateral Trust Secured Parties, and the ABL Representative, on behalf of itself and the other ABL Secured Parties, acknowledges that a portion of the ABL Obligations and the Collateral Trust Obligations either does now or may in the future represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations and the Collateral Trust Obligations, as the case may be, may be modified, extended or amended from time to time, and that (x) the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, subject to the ABL Principal Debt Cap and without notice to or consent by the Collateral Trust Secured Parties and without affecting the provisions hereof and (y) the aggregate amount of the Collateral Trust Obligations may be increased, replaced or refinanced, in each event, subject to the Collateral Trust Principal Debt Cap and without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Collateral Trust Obligations, or any portion thereof.

2.4 No New Liens. (a) Until the ABL Obligations Payment Date, no Collateral Trust Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Collateral Trust Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein. If any Collateral Trust Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing any Collateral Trust Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein, then the Collateral Trust Representative (or the relevant Collateral Trust Secured Party) shall, without the need for any further consent of any other Collateral Trust Secured Party and notwithstanding anything to the contrary in any other Collateral Trust Document be deemed to also hold and have held such Lien for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Representative in writing of the existence of such Lien.

(b) Until the Collateral Trust Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any ABL Obligation which assets are not also subject to the Lien of the Collateral Trust Representative under the Collateral Trust Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing any ABL Obligation which assets are not also subject to the Lien of the Collateral Trust Representative under the Collateral Trust Documents, subject to the Lien Priority set forth herein, then the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien for the benefit of the Collateral Trust Representative as security for the Collateral Trust Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Collateral Trust Representative in writing of the existence of such Lien.

2.5 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Collateral Trust Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Collateral Trust Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Collateral Trust Secured Parties in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Collateral Trust Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Collateral Trust Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Collateral Trust Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Collateral Trust Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Collateral Trust Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6 Agreements Regarding Actions to Perfect Liens.

(a) The ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, with respect to the ABL Security Documents, on the one hand, and the Collateral Trust Representative agrees, on behalf of itself and the other Collateral Trust Secured Parties, with respect to the Collateral Trust Security Documents, on the other hand, that each such Security Document granting any security interest in the Collateral will contain the following legend (or a legend substantially similar thereto):

“Reference is made to the Intercreditor Agreement, dated as of June 23, 2011, among PNC BANK, NATIONAL ASSOCIATION, as the ABL Representative (as defined therein), U.S. BANK NATIONAL ASSOCIATION, as the Collateral Trust Representative (as defined therein), GOODMAN NETWORKS INCORPORATED (“Company”) and the subsidiaries of Company named therein (the “Intercreditor Agreement”). Each Person that benefits from the security hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the [ABL Representative] [Collateral Trust Representative] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.”

(b) Each of the ABL Representative and the Collateral Trust Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Security Documents or the Collateral Trust Security Documents, as applicable, whether as bailee for perfection or otherwise, such possession or control is also for the benefit of the Collateral Trust Representative and the other Collateral Trust Secured Parties or the ABL Representative and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Representative or the Collateral Trust Representative (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Collateral Trust Representative, any other Collateral Trust Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Security Documents and the Collateral Trust Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Collateral Trust Obligations Payment Date shall not have occurred), the ABL Representative shall (i) deliver to the Collateral Trust Representative, at the Grantors’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Collateral Trust Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Collateral Trust Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Collateral Trust Representative shall (i) deliver to the ABL Representative, at the Grantors’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Collateral Trust Secured Parties and shall not impose on the ABL Secured Parties or the Collateral Trust Secured Parties any obligations in respect of the disposition of any Common Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents, subject to Section 3.4.

3.2 Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1 and the last sentence in this Section 3.2:

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii) they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(vi) they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

Notwithstanding the foregoing, any Junior Representative may, (i) take all such actions as it shall deem necessary to (A) perfect or continue the perfection of its Junior Liens or (B) create or preserve (but not enforce) the Junior Liens on any Collateral, and (ii) subject at all times to the provisions of Section 4 of this Agreement, enforce or exercise any or all such rights and remedies as to any Junior Collateral commencing one hundred eighty (180) days after the date of the receipt by the Senior Representative of written notice from the Junior Representative of the declaration by the Junior Secured Parties of an event of default under the applicable Junior Documents in accordance with the terms of such Junior Documents that is continuing and the written demand by the Junior Secured Parties of the immediate payment in full of all of the applicable Junior Obligations (such 180-day period being referred to herein as the “Junior Standstill Period”), provided that

(i) in the event that at any time after the Junior Representative has sent a notice to the Senior Representative to commence the Junior Standstill Period, the event of default that was the basis for such notice is cured or waived or otherwise ceases to exist and no other events of default under the applicable Junior Documents have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced;

(ii) the Junior Standstill Period shall be tolled for any period during which the Senior Representative is stayed from exercising rights or remedies pursuant to an Insolvency Proceeding or court order, so long as the Senior Representative has used its commercially reasonable efforts to have such stay lifted;

(iii) prior to taking any action to enforce or exercise any or all such rights and remedies after the end of the Junior Standstill Period, the Junior Representative shall give the Senior Representative not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Junior Representative to exercise its rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Junior Standstill Period and in the event that Junior Representative shall not take any action to enforce or exercise any or all of such rights within ninety (90) days after the end of the Junior Standstill Period, then the notice to commence such Junior Standstill Period shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced; and

(iv) notwithstanding anything to the contrary contained in this Section 3.2, the Junior Representative and the other Junior Secured Parties may not exercise any rights and remedies against any specific item or items of Junior Collateral after the end of the Junior Standstill Period, if and for so long as the Senior Representative or any other Senior Secured Party is diligently pursuing in good faith the exercise of its enforcement rights or remedies against the Grantors and/or all or any material portion of the Senior Collateral.

3.3 Judgment Creditors. In the event that any Collateral Trust Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Collateral Trust Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Collateral Trust Liens and the Collateral Trust Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.4 Cooperation; Sharing of Information and Access. (a) The Collateral Trust Representative, on behalf of itself and the other Collateral Trust Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Collateral Trust Representative shall request in connection with the exercise by the Collateral Trust Secured Parties of their rights set forth herein in respect of the Collateral Trust Priority Collateral.

(b) In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to any of the Collateral Trust Priority Collateral, the ABL Representative shall promptly notify the Collateral Trust Representative of such fact and, upon request from the Collateral Trust Representative and as promptly as practicable thereafter, either make available to the Collateral Trust Representative such books and Records for inspection and duplication or provide to the Collateral Trust Representative copies thereof. In the event that the Collateral Trust Representative shall, in the exercise of its rights under the Collateral Trust Security Documents or otherwise, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Collateral Trust Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and Records for inspection and duplication or provide the ABL Representative copies thereof. The Collateral Trust Representative hereby irrevocably grants the ABL Representative a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Collateral Trust Representative’s interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Grantors in order for ABL Representative and ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms and conditions of the ABL Security Documents and the other ABL Documents. Until the ABL Obligations Payment Date, the Collateral Trust Representative agrees that any sale, transfer or other disposition of any of the Grantors’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Representative’s rights as set forth in this Section 3.4.

(c) If the Collateral Trust Representative, or any agent or representative of the Collateral Trust Representative, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Collateral Trust Priority Collateral, the Collateral Trust Representative shall promptly notify the ABL Representative in writing of that fact, and the ABL Representative shall, within thirty (30) Business Days thereafter, notify the Collateral Trust Representative in writing as to whether the ABL Representative desires to exercise access rights under this Agreement. In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Collateral Trust Priority Collateral in connection with an Enforcement Action, then the ABL Representative shall promptly notify the Collateral Trust Representative that the ABL Representative is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Representative to the Collateral Trust Representative, the parties shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access rights, with such access rights to apply to any parcel or item of Collateral Trust Priority Collateral access to which is reasonably necessary to enable the ABL Representative during normal business hours: (i) to convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods; (ii) to complete any service or project required for the practical realization of the benefits of the ABL Priority Collateral; (iii) to transport such ABL Priority Collateral to a point where such conversion can occur; (iv) to otherwise prepare ABL Priority Collateral for sale; and/or (v) to arrange or effect the sale of ABL Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business.

Consistent with the definition of “Access Period,” access rights will apply to differing parcels or items of Collateral Trust Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel or items. During any pertinent Access Period, the ABL Representative and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item of Collateral Trust Priority Collateral for the purposes described above. The ABL Representative shall take proper and reasonable care under the circumstances of any Collateral Trust Priority Collateral that is used by the ABL Representative during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Representative or its agents, representatives or designees and the ABL Representative shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Representative shall indemnify and hold harmless the Collateral Trust Representative and the Collateral Trust Creditors for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Representative and the ABL Creditors will not be liable for any diminution in the value of Collateral Trust Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Representative and the Collateral Trust Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Collateral Trust Representative to show the Collateral Trust Priority Collateral to prospective purchasers and to ready the Collateral Trust Priority Collateral for sale. Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4. The Collateral Trust Representative shall not foreclose or otherwise sell, remove or dispose of any of the Collateral Trust Priority Collateral during the Access Period with respect to such Collateral if such Collateral is reasonably necessary to enable the ABL Representative to convert, transport or arrange to sell the ABL Priority Collateral as described above.

3.5 No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6 hereof, if any ABL Secured Party or Collateral Trust Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Collateral Trust Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or any Collateral Trust Secured Party.

3.6 Actions Upon Breach. (a) If any ABL Secured Party or any Collateral Trust Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any

Grantor or the Common Collateral, such Grantor, with the prior written consent of the ABL Representative or the Collateral Trust Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Collateral Trust Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any ABL Secured Party or Collateral Trust Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or any Collateral Trust Secured Party (in its own name or in the name of the relevant Grantor), as applicable, or the relevant Grantor, may obtain relief against such ABL Secured Party or Collateral Trust Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Representative on behalf of each ABL Secured Party and the Collateral Trust Representative on behalf of each Collateral Trust Secured Party that (i) the ABL Secured Parties’ or Collateral Trust Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Collateral Trust Secured Party or each ABL Secured Party, as applicable, waives any defense that the Grantors and/or the Collateral Trust Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1 Application of Proceeds.

(a) Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral in an Enforcement Action shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action,

second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

third, to the payment of the Junior Obligations in accordance with the Junior Documents until the Junior Obligations Payment Date, and fourth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c) Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Liens. Upon any release, sale or disposition of Senior Collateral permitted pursuant to the terms of the Senior Documents that results in the release of the Senior Lien on any Senior Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the Proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, it being specifically agreed and acknowledged by the Collateral Trust Representative that the automatic release of any such Collateral Trust Lien that constitutes a Junior Lien on the ABL Priority Collateral will not impair the security under the Indenture or any other Collateral Trust Secured Debt Agreement in contravention of the provisions thereof and that any independent engineer, appraiser or other expert required to deliver a certificate to the Indenture Trustee in connection with any such release shall be entitled to rely on the provisions set forth in this Section 4.2. The Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2. The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Insurance. Proceeds of Common Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to ABL Priority Collateral and the Collateral Trust Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Collateral Trust Priority Collateral. Prior to the ABL Obligations Payment Date, the ABL Representative shall have the sole and exclusive right, as between the Collateral Trust Representative on the one hand and the ABL Representative on the other hand, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. Prior to the Collateral Trust Obligations Payment Date, the Collateral Trust Representative shall have the sole and exclusive right, as between the ABL Representative on the one hand and the Collateral Trust Representative on the other hand, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral Trust Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Representative or the Collateral Trust Representative, as the case may be, and each of the Collateral Trust Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2 Financing Matters. (a) If any Grantor becomes subject to any Insolvency Proceeding in the United States at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, “ABL DIP Financing”), then the Collateral Trust Representative agrees, on behalf of itself and the other Collateral Trust Secured Parties, that each Collateral Trust Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Collateral Trust Representative’s Lien on the Collateral Trust Collateral to secure the Collateral Trust Obligations or on any other grounds (and will not request any adequate protection solely as a result of such ABL DIP Financing) and (b) will subordinate (and will be deemed hereunder to have subordinated) the Collateral Trust Liens on any ABL Priority Collateral (i) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the ABL Secured Parties and (iii) to any “carve-out” agreed to by the ABL Representative or the other ABL Secured Parties, so long as (x) the Collateral Trust Representative retains its Lien on the Collateral Trust Collateral to secure the Collateral Trust Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Collateral Trust Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Collateral Trust Representative on the Collateral Trust Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the other ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Collateral Trust Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Collateral Trust Priority Collateral (the “Collateral Trust Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Collateral Trust Representative on the Collateral Trust Priority Collateral and (2) the Collateral Trust Representative also receives a replacement or adequate protection Lien on such Collateral Trust Post-Petition Assets of the debtor to secure the Collateral Trust Obligations. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Collateral Trust Priority Collateral and nothing contained herein shall be deemed to be a consent by Collateral Trust Secured Parties to any adequate protection payments using Collateral Trust Priority Collateral.

(b) If any Grantor becomes subject to any Insolvency Proceeding in the United States at any time prior to the Collateral Trust Obligations Payment Date, and if the Collateral Trust Representative or the other Collateral Trust Secured Parties desire to consent (or not object) or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, “Collateral Trust DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Collateral Trust DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Representative’s Lien on the ABL Collateral to secure the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Collateral Trust DIP Financing) and (b) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Collateral Trust Priority Collateral (i) to such Collateral Trust DIP Financing on the same terms as the Collateral Trust Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Collateral Trust Secured Parties and (iii) to any “carve-out” agreed to by the Collateral Trust Representative or the other Collateral Trust Secured Parties, so long as (x) the ABL Representative retains its Lien on the ABL Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Collateral Trust DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Priority Collateral, (y) all Liens on Collateral Trust Priority Collateral securing any such Collateral Trust DIP Financing shall be senior to or on a parity with the Liens of the Collateral Trust Representative and the other Collateral Trust Secured Parties securing the Collateral Trust Obligations on Collateral Trust Priority Collateral and (z) if the Collateral Trust Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Collateral Trust Obligations, and such replacement or adequate protection Lien is on any of the ABL Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the ABL Priority Collateral (the “ABL Post-Petition Assets”) is junior and subordinate to the Lien in favor of the ABL Representative on the ABL Priority Collateral and (2) the ABL Representative also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets of the debtor to secure the ABL Obligations. In no event will any of the Collateral Trust Secured Parties seek to obtain a priming Lien on any of the ABL Priority Collateral and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Priority Collateral.

(c) All Liens granted to the Collateral Trust Representative or the ABL Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3 Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Collateral Trust Representative agrees, on behalf of itself and the other Collateral Trust Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Representative. Until the Collateral Trust Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral

Trust Priority Collateral, without the prior written consent of the Collateral Trust Representative. In addition, neither the Collateral Trust Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Common Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed in writing by both the ABL Representative and the Collateral Trust Representative.

5.4 No Contest. The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2 (a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5 Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as Proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets.

5.7 Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Collateral Trust Documents and ABL Documents.

(a) Each Grantor and the Collateral Trust Representative, on behalf of itself and the Collateral Trust Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Collateral Trust Documents inconsistent with or in violation of this Agreement.

(b) Each Grantor and the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents inconsistent with or in violation of this Agreement.

(c) In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Documents shall be made without the prior written consent of the Junior Representative and (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. [RESERVED.].

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Collateral Trust Representative, on behalf of it itself and the other Collateral Trust Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties. The Collateral Trust Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Collateral Trust Representative and the other Collateral Trust Secured Parties.

8.2 No Warranties or Liability. The Collateral Trust Representative and the ABL Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any other Collateral Trust Document. Except as otherwise provided in this Agreement, the Collateral Trust Representative and the ABL Representative will be entitled to manage and supervise the respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the ABL Documents or the Collateral Trust Documents.

SECTION 9. Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c) any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1 Rights of Subrogation. The Collateral Trust Representative, for and on behalf of itself and the Collateral Trust Secured Parties, agrees that no payment to the ABL Representative or any other ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Collateral Trust Representative or any other Collateral Trust Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date. Following the ABL Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Collateral Trust Representative or any other Collateral Trust Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof. The ABL Representative, for and on behalf of itself and the other ABL Secured Parties, agrees that no payment to the Collateral Trust Representative or any other Collateral Trust Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Representative or any other ABL Secured Party to exercise any rights of subrogation in respect thereof until the Collateral Trust Obligations Payment Date. Following the Collateral Trust Obligations Payment Date, the Collateral Trust Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any other ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Collateral Trust Obligations resulting from payments to the Collateral Trust Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Collateral Trust Representative are paid by such Person upon request for payment thereof.

10.2 Further Assurances. Each of the Collateral Trust Representative and the ABL Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Collateral Trust Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Collateral Trust Document, the provisions of this Agreement shall govern.

10.4 Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (i) the ABL Obligations Payment Date and (ii) the Collateral Trust Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Collateral Trust Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

10.5 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Collateral Trust Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 10.7 or 10.8 that directly affect the rights or duties of any Grantor, such Grantor.

(b) It is understood and agreed that Company and the other applicable Grantors will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of ABL Principal Debt or Collateral Trust Principal Debt or other Secured Obligations incurred by Company or such other Grantor after the date of this Agreement in accordance with the terms of the Existing Indenture (as in effect on the date hereof), the Existing ABL Agreement (as in effect on the date hereof) or any other Secured Debt Document then in effect (solely to the extent such other Secured Debt Document is no more restrictive than the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof) as it relates to Company’s and the other applicable Grantors’ ability to incur Secured Obligations and to designate any Person as an additional holder of Secured Obligations hereunder), as applicable. Company or any other applicable Grantor may effect such designation by delivering to the Collateral Trust Representative and the ABL Representative each of the following:

(i) an officers certificate stating that Company or such other Grantor intends to incur additional ABL Principal Debt and/or Collateral Trust Principal Debt and/or other Secured Obligations (“Additional Secured Debt”) which will be (A) ABL Principal Debt or other ABL Obligations permitted by the Existing Indenture (as in effect on the date hereof) or any other Secured Debt Document then in effect (solely to the extent such other Secured Debt Document is no more restrictive than the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof) as it relates to Company’s and the other applicable Grantors’ ability to incur Secured Obligations and to designate any Person as an additional holder of Secured Obligations hereunder) to be incurred and secured by an ABL Lien equally and ratably with all previously existing and future ABL Obligations subject, in the case of ABL Principal Debt, to the ABL Principal Debt Cap, or (B) Collateral Trust Principal Debt or other Collateral Trust Obligations permitted by the Existing ABL Agreement (as in effect on the date hereof) or any other Secured Debt Document then in effect (solely to the extent such other Secured Debt Document is no more restrictive than the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof) as it relates to Company’s and the other applicable Grantors’ ability to incur Secured Obligations and to designate any Person as an additional holder of Secured Obligations hereunder) to be incurred and secured by a Collateral Trust Lien equally and ratably with all previously existing and future Collateral Trust Obligations, provided, however, that to the extent the Additional Secured Debt will consist in whole or in part of any revolving credit debt, such officers certificate shall only be required in connection with entering into the applicable Secured Debt Documents with such additional holder of Secured Obligations hereunder;

(ii) written evidence that an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Secured Debt (or, in the case of any ABL Obligations consisting of Swap Obligations, the provider of such Swap Obligations) have been designated as an additional holder of Secured Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Secured Debt (or, in the case of any ABL Obligations consisting of Swap Obligations, on its own behalf) a Lien Sharing and Priority Confirmation Joinder; and

(iii) evidence that Company or such other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by Company or other Grantor and the holder of such Additional Secured Debt, or its Secured Debt Representative, to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the ABL Security Documents and the Collateral Trust Security Documents.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow Company or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of the Existing Indenture (as in effect on the date hereof), the Existing ABL Agreement (as in effect on the date hereof) or any other Secured Debt Document then in effect (solely to the extent such other Secured Debt Document is no more restrictive than the Existing Indenture (as in effect on the date hereof) or the Existing ABL Agreement (as in effect on the date hereof) as it relates to Company’s and the other applicable Grantors’ ability to incur Secured Obligations and to designate any Person as an additional holder of Secured Obligations hereunder), as applicable.

10.6 Information Concerning Financial Condition of the Grantors. Each of the Collateral Trust Representative and the ABL Representative hereby assume responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Collateral Trust Obligations. The Collateral Trust Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Collateral Trust Documents). In the event the Collateral Trust Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

10.8 Submission to Jurisdiction; JURY TRIAL WAIVER. (a) Each ABL Secured Party, each Collateral Trust Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Collateral Trust Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

(b) Each ABL Secured Party, each Collateral Trust Secured Party and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Collateral Trust Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Collateral Trust Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Collateral Trust Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15 Additional Grantors. Company shall cause each Person that becomes a Grantor after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION, as ABL Representative for and on behalf of the ABL Secured Parties

By:	/s/ Timothy S. Culver
Name:	Timothy S. Culver
Title:	Vice President

Address for Notices:

PNC Bank, National Association
2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention:	Timothy S. Culver
Telephone:	(214) 871-1215
Facsimile:	(214) 871-2015
E-mail:	tim.culver@pnc.com

with a copy to:

Patton Boggs LLP 2000 McKinney Avenue, Suite 1700 Dallas, Texas 75201
Attention:	Michelle W. Suarez, Esq.
Telephone:	(214) 758-1500
Facsimile:	(214) 758-1550
E-mail:	msuarez@pattonboggs.com

Intercreditor Agreement – Goodman Networks Incorporated

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trust Representative for and on behalf of the Collateral Trust Secured Parties

By:	/s/ Steven Finklea
Name:	Steven Finklea
Title:	Vice President

Address for Notices:

U.S. Bank National Association 5555 San Felipe Street, 11th Floor Houston, Texas 77056

Attention:	Steven Finklea
Telephone:	(713) 235-9208
Facsimile:	(713) 235-9213
E-mail:	steven.finklea@usbank.com

with a copy to:

McGuire, Craddock & Strother, P.C. 2501 N. Harwood Street Suite 1800 Dallas, Texas 75201
Attention:	Charles J. McGuire
Telephone:	(214) 954-6818
Facsimile:	(214) 954-6868
E-mail:	cmcguire@mcslaw.com

Intercreditor Agreement – Goodman Networks Incorporated

GOODMAN NETWORKS INCORPORATED

By:	/s/ John Goodman
Name:	John Goodman
Title:	Chief Executive Officer

Address for Notices:

Goodman Networks Incorporated 14701 N. U.S. Hwy 281 Suite 220 Plano, Texas 78232
Attention:	Skip Hulett
Telephone:	(210) 403-2548
Facsimile:	(210) 404-9507

with a copy to:

Haynes and Boone, LLP 2323 Victory Avenue Suite 700 Dallas, TX 75219
Attention:	Karen S. Nelson
Telephone:	(214) 651-5648
Facsimile:	(214) 200-0673
E-mail:	karen.nelson@haynesboone.com

Intercreditor Agreement – Goodman Networks Incorporated

ANNEX 1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of ________ ____, 20__, is executed by ________________________________, a _________________ (the “New Subsidiary”) in favor of PNC Bank, National Association (“ABL Representative”) and U.S. Bank National Association (“Collateral Trust Representative”), in their capacities as ABL Representative and Collateral Trust Representative, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of June 23, 2011 among the ABL Representative, the Collateral Trust Representative, Goodman Network Incorporated and each of the other Grantors party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The New Subsidiary, for the benefit of the ABL Representative and the Collateral Trust Representative, hereby agrees as follows:

1. The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Grantor under the Intercreditor Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Intercreditor Agreement as of the date thereof. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2. The address of the New Subsidiary for purposes of Section 10.9 of the Intercreditor Agreement is as follows:

3. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Intercreditor Agreement – Goodman Networks Incorporated

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Intercreditor Agreement – Goodman Networks Incorporated

Annex 2

[FORM OF]

Lien Sharing and Priority Confirmation Joinder

Reference is made to the Intercreditor Agreement, dated as of June 23, 2011 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) among PNC BANK, NATIONAL ASSOCIATION, as the ABL Representative (as defined therein), U.S. BANK NATIONAL ASSOCIATION, as the Collateral Trust Representative (as defined therein), GOODMAN NETWORKS INCORPORATED (“Company”) and the subsidiaries of Company named therein.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered [pursuant to Section 10.5(b) of][in accordance with the definition of [ABL Agreement][Collateral Trust Secured Debt Agreement] as set forth in] the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.

1. Joinder. The undersigned, [                    ], a [                    ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] [hedge provider] under that certain [describe applicable indenture, credit agreement, hedge agreement or other document governing the additional secured debt] (the “New Debt Facility”) hereby:

(a) represents that the New Representative [is authorized to become a party to the Intercreditor Agreement] [has been authorized to become a party to the Intercreditor Agreement on behalf of the [ABL Secured Parties under a Replacement ABL Agreement][ABL Secured Parties under the Additional ABL Agreement][Collateral Trust Secured Parties under the Replacement Collateral Trust Agreement][Collateral Trust Secured Parties under the Additional Collateral Trust Secured Debt Agreement] as [an ABL Representative under a Replacement ABL Agreement] [a Collateral Trust Representative under a Replacement Collateral Trust Agreement] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

    [Address];

2. Lien Sharing and Priority Confirmation.

    [Option A: to be used if Additional Secured Debt constitutes ABL Principal Debt or other ABL Obligations] The undersigned New Representative, on behalf of itself [and each holder of ABL Obligations for which the undersigned is acting as [administrative agent]], hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as ABL Obligations under the Intercreditor Agreement, that:

(a) all ABL Obligations will be and are secured equally and ratably by all ABL Liens at any time granted by Company or any other Grantor to secure ABL Obligations, whether or not upon property otherwise constituting Collateral for ABL Obligations arising under the New Debt Facility, and that all such ABL Liens will be enforceable by the ABL Representative with respect to such ABL Obligations for the benefit of all holders of ABL Obligations equally and ratably;

(b) the New Representative [and each holder of ABL Obligations for which the undersigned is acting as [administrative agent]] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of ABL Liens and the order of application of proceeds from enforcement of ABL Liens; and

(c) the New Representative [and each holder of ABL Obligations for which the undersigned is acting as [administrative agent]] appoints the ABL Representative and consents to the terms of the Intercreditor Agreement and the performance by the ABL Representative of, and directs the ABL Representative to perform, its obligations under the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto. [or]

[Option B: to be used if Additional Secured Debt constitutes Collateral Trust Principal Debt or other Collateral Trust Obligations] The undersigned New Representative, on behalf of itself [and each holder of Collateral Trust Obligations for which the undersigned is acting as [Secured Debt Representative]], hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Collateral Trust Obligations under the Intercreditor Agreement, that:

(a) all Collateral Trust Obligations will be and are secured equally and ratably by all Collateral Trust Liens at any time granted by Company or any other Grantor to secure Collateral Trust Obligations, whether or not upon property otherwise constituting Collateral for Collateral Trust Obligations arising under the New Debt Facility, and that all such Collateral Trust Liens will be enforceable by the Collateral Trust Representative with respect to such Collateral Trust Obligations for the benefit of all holders of Collateral Trust Obligations equally and ratably;

(b) the New Representative [and each holder of Collateral Trust Obligations for which the undersigned is acting as [Secured Debt Representative]] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Collateral Trust Liens and the order of application of proceeds from enforcement of Collateral Trust Liens; and

(c) the New Representative [and each holder of Collateral Trust Obligations for which the undersigned is acting as [Secured Debt Representative]] appoints the Collateral Trust Representative and consents to the terms of the Intercreditor Agreement and the performance by the Collateral Trust Representative of, and directs the Collateral Trust Representative to perform, its obligations under the Intercreditor Agreement and the Collateral Trust Agreement, together with all such powers as are reasonably incidental thereto.

3. Governing Law and Miscellaneous Provisions. The provisions of Sections 10.7 and 10.8 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [___________________, 20____].

[insert name of New Representative]

By:
Name:
Title:

The Collateral Trust Representative hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder [and agrees to act as Collateral Trust Representative for the New Representative and the holders of the Obligations represented thereby]:

,
as Collateral Trust Representative

By:
Name:
Title:

The ABL Representative hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder [and agrees to act as ABL Representative for the New Representative and the holders of the Obligations represented thereby]:

,
as ABL Representative

By:
Name:
Title: